EXHIBIT 32.1


                       PERFORMANCE CAPITAL MANAGEMENT, LLC

                CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND
                           PRINCIPAL FINANCIAL OFFICER
                        PURSUANT TO 18 U.S.C. Sec. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of Performance Capital Management, LLC (the "Company") for the quarterly period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), David J. Caldwell, as Chief Operations Officer of the Company, and Edward M. Rucker, as Accounting Manager of the Company, each hereby certifies, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



  /s/ David J. Caldwell
-------------------------------
David J. Caldwell
Chief Operations Officer
November 12, 2003



  /s/ Edward M. Rucker
-------------------------------
Edward M. Rucker
Accounting Manager
November 12, 2003



The material contained in this exhibit is not deemed "filed" with the Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing, except to the extent that the Company specifically incorporates it by reference.


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